Exhibit 21





                                  SUBSIDIARIES




                                                          PERCENTAGE OF
                                                       VOTING STOCK OWNED
                              PLACE OF                 BY PORTEC, INC. AND
     NAME                   INCORPORATION                  SUBSIDIARIES


Active (1)

   PORTEC Ltd.              Canada                          100%
   PORTEC (U.K.) Ltd.       United Kingdom                  100% (2)
   PORTEC Overseas, Inc.    Delaware                        100%
   PORTEC International,    U.S. Virgin Islands             100%
    Inc.
   Kolberg Manufacturing    Delaware                        100%
    Corporation
   PORTEC B.V.              Netherlands                     100%
   RPLeasing, Inc.          Delaware                        100%
   PORTEC Railway           Delaware                        100%
    Products, Inc.



1. This list does not include non-operating subsidiaries, maintained for the purpose of name protection only.

2. This percentage does not include directors' qualifying shares.